Exhibit 4.1c
EXTENSION AND THIRD AMENDMENT TO AMENDED AND RESTATED FIVE YEAR MASTER CREDIT AGREEMENT

This EXTENSION AND THIRD AMENDMENT TO AMENDED AND RESTATED FIVE YEAR MASTER CREDIT AGREEMENT (this “Amendment”), dated as of December 18, 2025, is entered into among ALLIANT ENERGY CORPORATION, a Wisconsin corporation, INTERSTATE POWER AND LIGHT COMPANY, an Iowa corporation, WISCONSIN POWER AND LIGHT COMPANY, a Wisconsin corporation (collectively, the “Borrowers”), the lenders party hereto (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (in such capacity, the “Agent”).
RECITALS
A.    The Borrower, the Lenders, and the Agent are parties to that certain Amended and Restated Five Year Master Credit Agreement dated as of December 17, 2021 (as amended, modified or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement” and, as amended by this Amendment and as may be further amended, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
B.    The Borrowers have requested that the Lenders make certain amendments to the Existing Credit Agreement on the terms and conditions set forth herein,and each Lender identified as an “Amending Lender” on its signature page hereto (each, an “Amending Lender”) has approved such amendments.

C.     The Borrowers have further requested, pursuant to Section 2.19 of the Existing Credit Agreement, that the Termination Date be extended by one year from December 18, 2029 to December 18, 2030, and each Lender identified as a “Consenting Lender” on its signature page hereto (each, a “Consenting Lender”, and each Lender executing this Agreement as both a Consenting Lender and an Amending Lender, an “Approving Lender”) has agreed to such extension with respect to its Commitment.
STATEMENT OF AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT
1.1    Amendments to the Credit Agreement.
(a)The definition of “Term SOFR” in Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

““Term SOFR” means,

(a) for any calculation with respect to a SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a

Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)for any calculation with respect to a Base Rate Advance or a Swingline Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided that in each case, if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.”
(c)
(b)Section 1.1 of the Credit Agreement is hereby amended to add the following definitions in appropriate alphabetical order:

“Term SOFR Market Index Rate” means, for purposes of any calculation and with respect to any day, the daily floating rate per annum for one-month Term SOFR.

“Term SOFR Market Index Rate Advance” means an Advance that bears interest upon the Term SOFR Market Index Rate as provided in clause (iii) of the definition of “Applicable Rate”.

(c)Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Adjusted Term SOFR”, “Adjusted Term SOFR Market Index Rate”, “Adjusted Term SOFR Market Index Rate Advance”, and “Term SOFR Adjustment”.

(d)Sections 1.1 and 2.2 of the Credit Agreement are hereby amended to (1) replace the term “Adjusted Term SOFR Market Index Rate Advance” with “Term SOFR Market Index Rate Advance” and (2) replace the term “Adjusted Term SOFR Market Index Rate” with “Term SOFR Market Index Rate”, where such terms appear in each of those Sections.
(e)Sections 1.1 and 2.10 of the Credit Agreement are hereby amended to replace the term “Adjusted Term SOFR” with the term “Term SOFR” where such term appears in each of those Sections.

(f)Section 2.14 of the Credit Agreement is hereby amended to delete the reference to “Adjusted Term SOFR” where such term appears in that Section.

ARTICLE II
EXTENSION OF TERMINATION DATE
2.1    Extension of Termination Date. Pursuant to Section 2.19 of the Existing Credit Agreement, the Borrowers requested an extension of the Termination Date for a period of one year from December 18, 2029 to December 18, 2030 (or, if such date is not a Business Day, the immediately preceding Business Day) (the “Extension”). As of the date hereof, Consenting Lenders constituting the Majority Lenders have agreed to such Extension (such agreement evidenced by their execution of this Amendment as a Consenting Lender). Effective as of the Extension Effective Date (as defined below), the Termination Date applicable to each Consenting Lender shall be extended by one year from December 18, 2029 to December 18, 2030 (or, if such date is not a Business Day, the immediately preceding Business Day). The Termination Date with respect to the Commitments of each Lender who is a Non-Consenting Lender, if any, shall remain unchanged. The Consenting Lenders (constituting the Majority Lenders) hereby waive any timing, notice or other similar requirement pursuant to Section 2.19 of the Credit Agreement required in connection with the Extension. The Extension as set forth in this Section 2.1 shall be deemed to constitute an exercise of one of the Borrowers’ options to request an extension of the Termination Date pursuant to Section 2.19 of the Existing Credit Agreement and the effective date of such Extension shall be deemed to be the Extension Effective Date. After the Extension Effective Date, the Borrowers shall have one remaining one-year extension option pursuant to Section 2.19 of the Credit Agreement.

ARTICLE III

CONDITIONS OF EFFECTIVENESS
3.1    Conditions to Amendment Effective Date. The amendments set forth in ARTICLE I shall become effective as of the date (the “Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:
(a)The Agent shall have received an executed counterpart of this Amendment from each Borrower and each Lender.
(b)The Agent shall have received in form and substance reasonably satisfactory to the Agent:
(i)a certificate (the statements contained in which shall be true) from a duly authorized officer of each Borrower to the effect that (A) all representations and warranties of such Borrower contained in this Amendment, the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects) on and as of the Amendment Effective Date after giving effect to this Amendment; (B) immediately before and after giving effect to this Amendment and the transactions contemplated hereby, no Unmatured Default or Event of Default has occurred and is continuing; and (C) the Borrower has satisfied each of the conditions set forth in this Section 3.1;
(ii)a certificate of the Secretary or Assistant Secretary of each Borrower certifying as to the incumbency and genuineness of the signature of each officer of the Borrower executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of organization of such Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of organization, (B) the bylaws of such Borrower as in effect on the Amendment Effective Date and (C) resolutions duly adopted by the board of directors (or other governing body) of such Borrower authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party;
(iii)certificates as of a recent date of the good standing of each Borrower under the laws of its jurisdiction of organization, and, to the extent requested by the Agent, each other jurisdiction where such Borrower is qualified to do business; and
(iv)copies of all Governmental Approvals, if any, required in connection with the execution, delivery and performance of this Amendment and the Credit Agreement (as amended by this Amendment), certified by the Secretary or an Assistant Secretary of each Borrower.
(c)The Borrowers shall have paid (i) the fees set forth in that certain Extension Fee Letter, dated November 26, 2025, among the Borrowers, the Agent, and Wells Fargo Securities, LLC (the “Extension Fee Letter”), including but not limited to an upfront fee equal to 0.06% of each Approving Lender’s Commitment as of the Amendment Effective Date, and (ii) the reasonable fees and out-of-pocket expenses of the Agent (including reasonable and documented fees and out-of-pocket expenses of counsel) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment to the extent invoiced prior to the date hereof.

3.2    Conditions to Extension Effective Date. The Extension set forth in ARTICLE II hereof shall become effective as of the date (the “Extension Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:
(a)The Agent shall have received an executed counterpart of this Amendment from each Borrower and Consenting Lenders comprising the Majority Lenders.
(b)The Agent shall have received a certificate (the statements contained in which shall be true) of a duly authorized officer of each Borrower stating that both before and after giving effect to the Extension (i) no Unmatured Default or Event of Default has occurred and is continuing and (ii) all representations and warranties contained in Section 4.1 of the Credit Agreement are true and correct in all material respects on and as of the date such extension is made, except for such representations or warranties which by their terms are made as of a specified date, which shall be true and correct as of such specified date.
(c)The Agent shall have received copies of all Governmental Approvals, if any, required in connection with the Extension, certified by the Secretary or an Assistant Secretary of each Borrower.
(d)Without duplication of any payments made pursuant to Section 3.1(c), the Borrowers shall have paid (i) the fees set forth in the Extension Fee Letter, and (ii) the reasonable fees and out-of-pocket expenses of the Agent (including reasonable and documented fees and out-of-pocket expenses of counsel) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment to the extent invoiced prior to the date hereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
To induce the Agent and the Lenders to enter into this Amendment, each Borrower, severally and not jointly, represents and warrants to the Agent and the Lenders as of the date hereof as follows:
4.1    Authorization; Enforceability. Such Borrower has the corporate power, and has taken all necessary corporate action, to execute, deliver and perform this Amendment and has duly and validly executed and delivered this Amendment. This Amendment constitutes the legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms subject to the qualifications, however, that the enforcement of the rights and remedies herein and therein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and that the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought.
4.2    No Violation and Third Party Authorization. The execution, delivery and performance by such Borrower of this Amendment are within such Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not and will not contravene (a) such Borrower’s charter or by-laws, (b) any Requirement of Law, or (c) any legal or contractual restriction binding on or affecting such Borrower; and such execution, delivery and performance do not and will not result in or require the creation of any Lien (other than pursuant to the Loan Documents) upon or with respect to any of its properties.
4.3    Governmental Approval. No Governmental Approval is required in connection with the execution, delivery or performance by such Borrower of this Amendment (including, for the avoidance of doubt, the Extension).
4.4    Disclosures. As of the Amendment Effective Date, the information included in any Beneficial Ownership Certification is true and correct in all respects.
ARTICLE V
ACKNOWLEDGEMENT AND CONFIRMATION
Each Borrower hereby confirms and agrees, severally and not jointly that, after giving effect to this Amendment, and except as expressly modified and amended hereby, the Credit Agreement (as amended by this Amendment) and the other Loan Documents to which it is a party remain in full force and effect and enforceable against such Borrower in accordance with their respective terms, subject to the qualifications, however, that the enforcement of the rights and remedies herein and therein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and that the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought, and shall not be discharged, diminished, limited or otherwise affected in any respect. This Amendment shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the obligations of such Borrower evidenced by or arising under the Credit Agreement or the other Loan Documents to which it is a party. Each Borrower, severally and not jointly, represents and warrants to the Agent and the Lenders that as of the Amendment Effective Date it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Loan Documents, or if such Borrower has any such claims, counterclaims, offsets, or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished, and released for itself in consideration of the execution of this Amendment. This acknowledgement and confirmation by such Borrower is made and delivered to induce the Agent and the Lenders to enter into this Amendment, and each Borrower acknowledges that the Agent and the Lenders would not enter into this Amendment in the absence of the acknowledgement and confirmation contained herein.
ARTICLE VI
MISCELLANEOUS
6.1    Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.
6.2    Loan Document. As used in the Credit Agreement, “this Agreement,” “hereunder,” “hereto,” “hereof,” and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof,” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment is limited to the matters expressly set forth herein, and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.
6.3    Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.
6.4    Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.
6.5    Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.
6.6    Counterparts; Integration. This Amendment may be executed and delivered via facsimile or electronic mail with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent of a manually signed letter which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed letter converted into another format, for transmission, delivery and/or retention. This Amendment constitutes the entire contract among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.
ALLIANT ENERGY CORPORATION
By:    /s/ Christopher Boberg
Name:    Christopher Boberg
Title:    Assistant Treasurer

INTERSTATE POWER AND LIGHT COMPANY
By:    /s/ Christopher Boberg
Name:    Christopher Boberg
Title:    Assistant Treasurer

WISCONSIN POWER AND LIGHT COMPANY
By:    /s/ Christopher Boberg
Name:    Christopher Boberg
Title:    Assistant Treasurer

[Signature page to Alliant Energy Extension and Third Amendment]

AGENT AND LENDERS:    WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Agent, as an Amending Lender and as a Consenting Lender

By:     /s/ Whitney Shellenberg
Name:     Whitney Shellenberg
Title: Executive Director
[Signature page to Alliant Energy Extension and Third Amendment]

JPMORGAN CHASE BANK, N.A., as an Amending Lender and as a Consenting Lender
By:    /s/ Khawaja Tariq
Name:    Khawaja Tariq
Title:    Vice President

[Signature page to Alliant Energy Extension and Third Amendment]

BANK OF AMERICA, N.A., as an Amending Lender and as a Consenting Lender
By:    /s/ Jacqueline G. Margetis
Name:    Jacqueline G. Margetis
Title:    Director

[Signature page to Alliant Energy Extension and Third Amendment]

BARCLAYS BANK PLC, as an Amending Lender and as a Consenting Lender

By:    /s/ Sydney G. Dennis
Name:    Sydney G. Dennis
Title:    Director

[Signature page to Alliant Energy Extension and Third Amendment]

GOLDMAN SACHS BANK USA, as an Amending Lender and as a Consenting Lender
By:    /s/ Andrew Vernon
Name:    Andrew Vernon
Title:    Authorized Signatory

[Signature page to Alliant Energy Extension and Third Amendment]

MIZUHO BANK, LTD., as an Amending Lender and as a Consenting Lender
By:    /s/ Edward Sacks
Name:    Edward Sacks
Title:    Managing Director

[Signature page to Alliant Energy Extension and Third Amendment]

MUFG BANK, LTD., as an Amending Lender and as a Consenting Lender
By:    /s/ Nietzsche Rodricks
Name:    Nietzsche Rodricks
Title:    Managing Director

[Signature page to Alliant Energy Extension and Third Amendment]

KEYBANK NATIONAL ASSOCIATION, as an Amending Lender and as a Consenting Lender
By:    /s/ John R. McCarthy
Name:    John R. McCarthy
Title:    Vice President
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THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as an Amending Lender and as a Consenting Lender
By:    /s/ Betty Chang
Name:    Betty Chang
Title:    Authorized Signatory
[Signature page to Alliant Energy Third Amendment]

U.S. BANK NATIONAL ASSOCIATION, as an Amending Lender and as a Consenting Lender
By:    /s/Troy Aipperspach
Name:    Troy Aipperspach
Title:    Vice President

[Signature page to Alliant Energy Third Amendment]

PNC BANK, NATIONAL ASSOCIATION, as an Amending Lender and as a Consenting Lender
By:    /s/ Brittany Lehr
Name:    Brittany Lehr
Title:    Senior Vice President
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THE NORTHERN TRUST COMPANY, as an Amending Lender and as a Consenting Lender
By:    /s/ Lisa DeCristofaro
Name:    Lisa DeCristofaro
Title:    SVP
[Signature page to Alliant Energy Extension and Third Amendment]

COMERICA BANK, as an Amending Lender and as a Consenting Lender
By:    /s/ John Lascody
Name:    John Lascody
Title:    Senior Vice President

[Signature page to Alliant Energy Extension and Third Amendment]

COBANK, ACB, as an Amending Lender and as a Consenting Lender
By:    /s/ Ryan Spearman
Name:    Ryan Spearman
Title:    Managing Director

[Signature page to Alliant Energy Extension and Third Amendment]